As Filed with the Securities and Exchange Commission on October 12, 1995


                                                            Registration No. 33-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                               _________________


                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                               _________________


                               EATON CORPORATION
               (Exact name of issuer as specified in its charter)

                   Ohio                              34-0196300
        ------------------------       --------------------------------
        (State of Incorporation)       (IRS Employer Identification No.)

                      Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)

                               _________________



                 LECTRON PRODUCTS, INC. RETIREMENT SAVINGS PLAN



                               _________________

                           E. R. Franklin, Secretary
                      Eaton Center, Cleveland, Ohio 44114
                    (Name and address of agent for service)

                     Telephone number, including area code,
                     of agent for service:  (216) 523-4103

                               _________________

Continuation of facing page


                                                  CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                     Proposed            Proposed
Title of                                             Maximum             Maximum
Securities                      Amount               Offering            Aggregate                Amount of
to be                           to be                Price               Offering                Registration
Registered                      Registered           Per Share           Price(1)                     Fee
====================================================================================================================================
Common Shares
with a par value                50,000               N/A               $2,593,750                $894.33
of $.50 each
====================================================================================================================================

(1)    Estimated solely for the purpose of calculating the registration fee using the average of the high and low prices on the New York Stock Exchange list of composite transactions of $51 7/8 per share on October 9, 1995.

Page S-1

                                    PART II
                              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)      The Company's annual report on Form 10-K for the year ended December
         31, 1994.

(b) The Company's quarterly report on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

(c)      The Company's current report on Form 8-K dated June 5, 1995.

(d) The Company's report on Form 11-K dated October 10, 1995 for the Lectron Products, Inc. Retirement Savings Plan for the year ended December 31, 1994.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         None.


Item 6.  Indemnification of Directors and Officers.

         Paragraph (E) of Section 1701.13 of the Ohio Revised Code grants each corporation organized under the laws of the State of Ohio, such as Eaton, power to indemnify its directors, officers and other specified persons. Provisions relating to indemnification of directors and officers of Eaton and other specified persons have been adopted pursuant to the Ohio law and are contained in Article IV, Section 2 of Eaton's Amended Regulations. Under the Amended Regulations, Eaton shall indemnify any director, officer or other specified person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and Page S-2

Page S-2

reasonably incurred by him or her by reason of the fact that he is or was such director, officer or other specified person, to the full extent permitted by applicable law. The foregoing statement is subject to, and only part of, the detailed provisions of the Ohio Revised Code and Eaton's Amended Regulations referred to herein.

         The Company has entered into Indemnification Agreements with all of its officers and directors. The Agreements provide that the Company shall indemnify such directors or officers to the full extent permitted by law against expenses actually and reasonably incurred by them in connection with any claim filed against them by reason of anything done or not done by them in such capacity. The Agreements also require the Company to maintain director and officer insurance which is no less favorable to the director and officer than the insurance in effect on April 27, 1988 (the date of the Agreements), and to establish and maintain an escrow account of up to $10 million to fund the Company's obligations under the Agreements, except that the Company is required to fund the escrow only upon the occurrence of a change of control of the Company, as defined under the Agreements.

         Eaton also maintains insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which claims may be in addition to those described in Section 2 of Article IV of the Amended Regulations.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits

         See List of Exhibits at page S-7.


Item 9.  Undertakings

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent

Page S-3


                        post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                             *   *   *   *   *   *


(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities

Page S-4

and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Page S-5

                                   SIGNATURES

         THE REGISTRANT -- Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this or her Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 11th day of October, 1995.

                                                   EATON CORPORATION


                                        By  /s/ G. L. Gherlein
                                           -----------------------------------
                                            G. L. Gherlein
                                            Executive Vice President and
                                            General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Name                          Title                                Date
     ----                          -----                                ----
          *               Chairman of the Board;                    October 11,1995
-----------------------
   William E. Butler      Director


          *               Vice Chairman and Chief                   October 11,1995
-----------------------
   Stephen R. Hardis      Executive Officer;
                          Principal Executive
                          Officer; Director

          *               President and Chief Operating             October 11,1995
-----------------------
   Alexander M. Culter    Officer; Director

          *               Vice President -- Chief                   October 11,1995
-----------------------
   Adrian T. Dillon       Financial and Planning Officer;
                          Principal Financial Officer

          *               Vice President -- Accounting;             October 11,1995
-----------------------
   Ronald L. Leach        Principal Accounting Officer

          *               Director                                  October 11,1995
-----------------------
   Neil A. Armstrong

          *               Director                                  October 11,1995
-----------------------
   Phyllis B. Davis

Page S-6




          *                                    Director                                  October 11,1995
-----------------------
   Ernie Green

          *                                    Director                                  October 11,1995
-----------------------
   Charles E. Hugel

          *                                    Director                                  October 11,1995
-----------------------
   John R. Miller

          *                                    Director                                  October 11,1995
-----------------------
   Furman C. Moseley

          *                                    Director                                  October 11,1995
-----------------------
   A. William Reynolds

          *                                    Director                                  October 11,1995
-----------------------
   Gary L. Tooker





*By  /s/ DAVID M. O'LOUGHLIN
   ---------------------------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated.

Page S-7
                                 EXHIBIT INDEX

Exhibit
Number
-------
   4(a)  Amended Articles of Incorporation of Eaton Corporation filed as
         Exhibit 3(i) to Form 8-K report dated May 19, 1994 and incorporated herein by reference.

   4(b)  Amended Regulations of Eaton Corporation filed as Exhibit (3) to Form
         10-K report for the year ended December 31, 1994 and incorporated herein by reference.

   5     Opinion of G. L. Gherlein, Executive Vice President and General
         Counsel, as to the validity of the Common Shares registered.

  23(a)  Consent of Ernst & Young LLP.

  23(b)  Consent of G. L. Gherlein, Executive Vice President and General
         Counsel of Eaton Corporation, is contained in his opinion filed as
         Exhibit 5 to this Registration Statement.

  24     Power of Attorney.